EXHIBIT 99.1

Conn's, Inc. Reports Record Sales Results for the Quarter and Year Ended January 31, 2004

    BEAUMONT, Texas--(BUSINESS WIRE)--March 3, 2004--Conn's, Inc (NASDAQ/NM:CONN), a specialty retailer of home appliances, consumer electronics, home office products, bedding and lawn and garden products, today announced its product sales results for the quarter and year ended January 31, 2004.
    Product sales for the quarter ended January 31, 2004 increased $21.7 million, or 22.6%, from $96.0 million for the 2003 fiscal quarter to $117.7 million for the 2004 fiscal quarter. Same store sales (sales recorded in stores operated for the entirety of both periods) were up 11.7% for the quarter. Product sales for the year ended January 31, 2004 increased $50.7 million, or 14.6%, from $347.9 million for the 2003 fiscal year to $398.6 million for the 2004 fiscal year. Same store sales for the full year were up 2.6%.
    Thomas J. Frank, Chairman and Chief Executive Officer, stated, "We finished our year with a strong effort. The holiday selling season was particularly significant as we experienced good same store sales growth in all three months of the quarter. The emphasis that we placed on our track area and taking advantage of the available opportunities in bedding and lawn and garden product categories appear to have helped us regain some of the momentum that we had lost earlier in the year."
    The Company expects that more complete financial results for the fourth quarter and fiscal year ended January 31, 2004, including total revenues, will be released on or about April 13, 2004, following the completion of its normal year-end audit. In an attempt to provide meaningful information prior to future earnings release dates, the Company intends to release its quarterly product sales results approximately seven days after each quarter end.

    About Conn's, Inc.

    The Company is a specialty retailer currently operating 46 retail locations in Texas and Louisiana. It sells major home appliances, including refrigerators, freezers, washers, dryers and ranges, and a variety of consumer electronics, including projection, plasma, LCD and DLP televisions, camcorders, VCRs, DVD players and home theater products. The Company also sells home office equipment, lawn and garden products and bedding, and continues to introduce additional product categories for the home to help increase same store sales and to respond to our customers' product needs.
    Unlike many of its competitors, the Company provides in-house credit options for its customers. Historically, it has financed over 56% of retail sales. Customer receivables are financed substantially through an asset-backed securitization facility, from which the Company derives servicing fee income and interest income from these assets. The Company transfers receivables, consisting of retail installment contracts and revolving accounts extended to its customers, to a qualifying special purpose entity, or the issuer, in exchange for cash and subordinated securities represented by asset-backed and variable funding notes issued to third parties.
    This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "should," "anticipate," or "believe," or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements will prove to be correct, the Company can give no assurance that such expectations will prove to have been correct. The actual future performance of the Company could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the Company's growth strategy and plans regarding opening new stores and entering new markets; the Company's intention to update or expand existing stores; the Company's estimated capital expenditures and costs related to the opening of new stores or the update or expansion of existing stores; the Company's ability to introduce additional product categories; the Company's cash flow from operations, growth trends and projected sales in the home appliance and consumer electronics industry and the Company's ability to capitalize on such growth; relationships with the Company's key suppliers; the results of the Company's litigation; weather conditions in the Company's markets; changes in the Company's stock price; the actual number of shares of common stock outstanding; and the completion of the Company's year end audit. Further information on these risk factors is included in the Company's filings with the Securities and Exchange Commission, including the Company's current report on Form 8-K filed on December 11, 2003. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

    CONTACT: Conn's, Inc., Beaumont
             Thomas J. Frank, 409-832-1696  Ext. 3218